UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Anshul Sadana as Chief Operating Officer
On April 18, 2024, Anshul Sadana, the Company’s Chief Operating Officer, notified the Company of his intention to resign from the Company effective May 21, 2024. Mr. Sadana’s decision was not the result of any disagreement with the Company. In advance of his departure, the Company wishes to thank Mr. Sadana for his leadership and many contributions over the past sixteen years.

Item 8.01 Other Events

Appointment of Ashwin Kohli as Chief Customer Officer
Effective July 1, 2024, Ashwin Kohli, the Company's Senior Vice President, Customer Engineering, will be promoted to Chief Customer Officer.

Appointment of Chris Schmidt as Chief Sales Officer
Effective July 1, 2024, Chris Schmidt, the Company’s Senior Vice President, Worldwide Sales, will be promoted to Chief Sales Officer.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

April 19, 2024	/s/ CHANTELLE BREITHAUPT
Chantelle Breithaupt
Chief Financial Officer
(Senior Vice President)